                                                              EXHIBIT 99.1


                           NOBLE DRILLING CORPORATION
                                  THRIFT PLAN

                            FINANCIAL STATEMENTS AND
                             ADDITIONAL INFORMATION

                           DECEMBER 31, 1996 AND 1995

                     NOBLE DRILLING CORPORATION THRIFT PLAN


            INDEX TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION



                                                                           Page
                                                                           ----
Report of Independent Accountants                                            3

Financial Statements:

    Statement of net assets available for benefits at
      December 31, 1996 and 1995                                             4

    Statement of changes in net assets available for benefits
      for the years ended December 31, 1996 and 1995                         5

    Notes to financial statements                                         6-15

Additional Information*:

    Form 5500 - Item 27(a) - Schedule of assets held for investment
      purposes at December 31, 1996 (Schedule I)                            16

    Form 5500 - Item 27(b) - Schedule of loans or fixed income
      obligations at December 31, 1996 (Schedule II)                        17

    Form 5500 - Item 27(d) - Schedule of reportable transactions
      for the year ended December 31, 1996 (Schedule III)                   18



* Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted since they are not applicable.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Employee Benefits Committee of the
Noble Drilling Corporation Thrift Plan

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Noble Drilling Corporation Thrift Plan at December 31, 1996 and 1995, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I, II and III is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



PRICE WATERHOUSE LLP

Houston, Texas
June 26, 1997

                     NOBLE DRILLING CORPORATION THRIFT PLAN


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS



                                                                                         December 31,
                                                                            --------------------------------------
                                                                                  1996                  1995
                                                                            ----------------       ---------------
Assets:
    Cash                                                                    $        515,317       $           114
    Investments, at fair value:
       Short-term investments*                                                     2,586,673               534,014
       Noble Drilling Corporation common stock*                                    9,530,740             3,516,867
       Noble Affiliates, Inc. common stock                                           120,398               107,132
       Other corporate stocks                                                             --               874,469
       United States government securities*                                        1,006,512             1,417,245
    Investment contract, at contract value*                                        3,573,882             1,325,142
    Securities receivable                                                             37,541               268,000
    Contributions receivable:
       Participants                                                                  253,386               103,841
       Noble Drilling Corporation                                                    155,109                64,274
    Dividends and interest receivable                                                 18,247                25,263
    Participant loans                                                                709,992                    --
                                                                            ----------------       ---------------
                                                                                  18,507,797             8,236,361
Liabilities:
    Excess contributions, refundable to employees                                     92,790                59,715
    Trust fees payable                                                                14,231                19,438
    Stock purchase payable                                                           280,691                    --
                                                                            ----------------       ---------------

Net assets available for benefits                                           $     18,120,085       $     8,157,208
                                                                            ================       ===============


* This investment represents five percent or more of the total net assets available for benefits at December 31, 1996 and 1995.

         The accompanying notes are an integral part of this statement.

                     NOBLE DRILLING CORPORATION THRIFT PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS



                                                                               For the year ended
                                                                                   December 31,
                                                                           -----------------------------
                                                                               1996             1995
                                                                           ------------      -----------
Net investment income:
    Interest                                                               $    104,994      $    92,374
    Dividends                                                                     6,317           18,462
                                                                           ------------      -----------
                                                                                111,311          110,836
    Less - investment expenses                                                  (67,039)         (51,690)
                                                                           ------------      -----------
          Net investment income                                                  44,272           59,146
Net gain on investments                                                       4,919,428        1,535,234
Contributions:
    Participants                                                              1,388,299        1,306,239
    Employer                                                                    339,709          668,394
    Other                                                                        45,553               --
Withdrawals                                                                    (414,024)        (859,888)
                                                                           ------------      -----------
Net increase in net assets available for benefits
  before rollovers from other plans                                           6,323,237        2,709,125
Rollovers from other plans                                                    3,639,640               --
                                                                           ------------      -----------
Net increase in net assets available for benefits                             9,962,877        2,709,125
Net assets available for benefits, beginning of year                          8,157,208        5,448,083
                                                                           ------------      -----------

Net assets available for benefits, end of year                             $ 18,120,085      $ 8,157,208
                                                                           ============      ===========


         The accompanying notes are an integral part of this statement.

                     NOBLE DRILLING CORPORATION THRIFT PLAN


                         NOTES TO FINANCIAL STATEMENTS



NOTE 1 - NATURE OF OPERATIONS:

Noble Drilling Corporation ("Noble Drilling" or, together with its consolidated subsidiaries, the "Company"), is a leading provider of diversified services for the oil and gas industry worldwide. The Company's activities include offshore drilling services, turnkey drilling services and engineering and production management services. The Company's drilling fleet is broadly diversified, allowing it to work in a variety of operating conditions.

Noble Drilling was organized as a Delaware corporation in 1939. Noble Drilling and its predecessors have been engaged in the contract drilling of oil and gas wells for others domestically since 1921 and internationally during various periods since 1939.

NOTE 2 - DESCRIPTION OF PLAN:

The Company established the Noble Drilling Corporation Thrift Plan ("the Plan"), effective January 1, 1986. Prior to October 1, 1985, the Company was a wholly-owned subsidiary of Noble Affiliates, Inc. ("NAI"). Effective as of that date, the Company was recapitalized and its common stock was distributed to the shareholders of NAI in a tax-free spin-off. The Company's employees had participated in the Noble Affiliates, Inc. Thrift and Profit Sharing Plan ("the NAI Plan") prior to October 1, 1985, and continued to participate in the NAI Plan through December 31, 1985.

Participants in the NAI Plan carried over certain service, eligibility and vesting benefits upon entering the Plan.

The Plan is a defined contribution plan. All domestic employees are eligible to enroll in the Plan on the January 1 or July 1 following the date the employee completes one year of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") as amended, and is administered by the Employee Benefits Committee of the Company, whose members are appointed by Noble Drilling's Board of Directors. The following brief description of the provisions of the Plan is provided for general information purposes only. The Company will make available to participants a copy of the Plan document to provide complete information, if requested.

Significant Amendments

Effective May 1, 1996, the Chiles Offshore Corporation 401(k) Plan rolled over into the Plan. New accounts established within the Plan during 1996 for Chiles include the Chiles Matching Contribution, Rollover, Salary Reduction and Voluntary Savings Accounts.

Effective February 14, 1996, the Plan was amended to allow the trustee of the Plan's related trust to invest Plan assets in funds which are exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"). This includes assets invested in the Sarofim Trust Co. Employee Benefit Investment Trust, or any other similar trust.

Effective May 1, 1995, the Plan was amended to allow field hourly employees to make contributions from both straight-time and overtime pay.

Effective January 1, 1994, the Plan was amended to allow for participant loans in accordance with the terms set forth in the amended Plan. There were $431,080 of participant loans processed during 1996 and no loans processed during 1995. As of December 31, 1996 and 1995, there were $769,992 and $0 of participant loans outstanding, respectively. This amount at December 31, 1996 includes $304,793 of Chiles Offshore Corporation loans outstanding at such date which were rolled into the Plan during 1996. Management is in the process of following up with the respective participants who currently are in default on their loans. These employees were notified by letter that they had the option to either pay the outstanding amount in full, or treat the outstanding balance as a distribution from their 401(k) account. Loans of employees failing to respond will be automatically treated as distributions from their account. All distributions for loans in default are subject to tax and penalty for early withdrawal.

Contributions

Participants may contribute on a pre-tax basis up to 10 percent, up to a limit of $9,500 and $9,240 in 1996 and 1995, respectively, of their base compensation to the Plan. The Plan provides for the following matching contributions:

                             Percentage of             Matching contribution
   Participant's      participant's contribution     limited to the following
 years of vesting             matched by                   percentage of
      service                 the Company           participant's compensation
 ----------------     --------------------------    --------------------------
  Less than 15                      70%                           6%
  15 or more                       100%                           6%

The Plan provides that matching contributions are made in the Company's common stock. Pass-through voting rights for shares of common stock of the Company are credited to a participant's account, whether or not vested.

Termination

The Plan is to continue indefinitely; however, the right to terminate participation in the Plan, subject to the provisions of ERISA, is reserved by the Company. Upon notice of termination or permanent suspension of contributions, the accounts of all participants affected thereby shall become fully vested and shall be distributed in accordance with the provisions of the Plan.

Withdrawals

Withdrawals are permitted in the event of termination of employment, retirement, permanent disability, death or financial hardship, as defined in the Plan. In-service withdrawals may be made from a participant's after-tax account. Additionally, vested participants may make in-service withdrawals from the Company's matching account. However, only one in-service withdrawal may be made by a participant in a 12-month period. Net assets available for benefits as of December 31, 1996 and 1995 include amounts pending distribution to participants of $177,723 and $91,449, respectively.

Participant Accounts

Separate accounts are maintained for each participant. Participant accounts are credited with pre-tax contributions, rollover contributions, the Company's matching contributions and an allocation of investment earnings and losses. Furthermore, participant accounts are adjusted for withdrawals and transfers among investment options, if any.

Participants have an option as to the manner in which their contributions may be invested. Separate funds are maintained and participants may direct their investments in 10 percent increments as follows:

  Fund           Investments
  ----           -----------

Fund A United States government securities, highly rated corporate bonds and preferred stocks, commercial paper and cash deposits.

Fund B    Readily marketable common and preferred stocks.

Fund I Guaranteed investment contracts or funds invested solely in such items.

Fund N NAI common stock purchased by Plan participants prior to spin-off from NAI.

Fund ND Noble Drilling Corporation common stock (limited to a maximum of 50 percent of contributions).

See Note 8 for financial information by fund.

Plan participants may not contribute to Fund N. Plan participants may, however, convert investments in Fund N to another fund. The balance in the General Fund represents unallocated employee forfeitures, is used to pay certain Plan expenses and consists of short-term, highly liquid investment in money market funds. Unallocated forfeitures of $37,620 and $218,942 at

December 31, 1996 and 1995, respectively, may be used to reduce future Company matching contributions.

Vesting

A participant's contributions are 100 percent vested. Participants become fully vested in the Company's matching contributions upon five years of credited service. Also, a participant becomes fully vested in the Company's matching contributions, regardless of years of service, if employment is terminated due to normal retirement, total disability or death.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Accounting

The Plan's financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

Investments

Investments traded on national securities exchanges are valued at closing prices on the last business day of the year; investments traded on the over-the-counter market are valued at an average of the last reported bid and ask prices. The investment in the bank commingled fund is highly liquid; therefore, the fair value approximates cost. The cost of investments sold is determined on the basis of average cost.

The Plan invests in guaranteed investment contracts through a pooled account. This account is credited with earnings on the underlying investments and charged for Plan withdrawals and administrative expenses. These contracts are included in the financial statements at contract value, which approximates fair value, as reported to the Plan by the administrator of the pooled account. Contract value represents contributions made under the contract, plus earnings, less
Plan withdrawals and administrative expenses.

Under the terms of the Plan, Exchange National Bank and Trust Company of Ardmore, Oklahoma, as Trustee ("the Trustee"), on behalf of the Plan, acquires, holds and disposes of securities, including the common stock of the Company owned by the Plan.

Expenses

Plan administration expenses are paid by the Plan, unless paid by the Company, at the Company's sole discretion. For the years ended December 31, 1996 and 1995, administrative expenses of $67,039 and $51,690, respectively, were paid by the Plan.

Excess Contributions Refundable to Employees

Excess contributions refundable to highly compensated employees represent the refunds necessary to meet certain nondiscrimination provisions of the Code.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4 - TAX STATUS:

The Internal Revenue Service has determined and informed the Company by a letter dated October 27, 1995, that the Plan and related trust are designed in accordance with applicable sections of the Code. The Plan has been amended since applying for the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.

NOTE 5 - NET GAIN ON INVESTMENTS:

The Plan's investments, including investments bought, sold and held during the year, appreciated (depreciated) as follows for the years ended December 31, 1996 and 1995:

                                                      1996            1995
                                                  -----------      ----------
      Common stock                                $ 4,574,879      $1,382,174
      Guaranteed investment contracts                 278,079             -
      United States government securities             (48,201)        101,238
      Bank commingled fund                            114,671          51,822
                                                  -----------      ----------

                Total net gain on investments     $ 4,919,428      $1,535,234
                                                  ===========      ==========


NOTE 6 - RELATED PARTIES:

Net assets of the Plan include investments in the common stock of Noble Drilling Corporation and amounts invested in a pooled money market fund issued and managed by the Trustee; as such, these investments qualify as party-in-interest transactions. Fees paid by the Plan to the Trustee totaled $52,682 and $30,851 for the years ended December 31, 1996 and 1995, respectively.

NOTE 7 - SUBSEQUENT EVENTS:

During the 1996 Plan year, Exchange National Bank and Trust Company ("Exchange") performed the duties of both plan administrator and trustee for the Plan. During 1997, Milliman & Robertson, Inc. and Charles Schwab & Co., Inc. will replace Exchange as Plan administrator and trustee, respectively.

As of June 1, 1997, the Plan no longer contains a service requirement for participation in the Plan. All full-time employees will automatically be eligible to participate.

NOTE 8 - (PAGE 1 OF 4)

                     NOBLE DRILLING CORPORATION THRIFT PLAN

            STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS - BY FUND

                               DECEMBER 31, 1996

                                                                                       Nonparticipant
                                                  Participant directed                    directed
                                   ------------------------------------------------  ------------------
                                                                                                General
                                     Fund A      Fund B       Fund I      Fund ND     Fund N     Fund      Loans       Total
                                   ----------  ----------  -----------  -----------  --------  --------  ---------  -----------
Assets:
    Cash                           $  515,314  $        1  $        --  $         1  $      1  $     --  $      --  $   515,317
    Investments, at fair value:
       Short-term investments*        326,165   1,906,590       18,690      290,352     7,256    37,620         --    2,586,673
       Noble Drilling Corporation
         common stock*                     --          --           --    9,530,740        --        --         --    9,530,740
       Noble Affiliates, Inc.
         common stock                      --          --           --           --   120,398        --         --      120,398
       United States government
         securities*                1,006,512          --           --           --        --        --         --    1,006,512
    Investment contract, at
       contract value*                     --          --    3,573,882           --        --        --         --    3,573,882
    Securities receivable                  --      29,885        7,656           --        --        --         --       37,541
    Contributions receivable:
       Participants                    47,198      51,906       97,244       57,038        --        --         --      253,386
       Noble Drilling Corporation          --          --           --      155,109        --        --         --      155,109
    Dividends and interest
       receivable                      12,318       1,704        3,455          750        20        --         --       18,247
    Interfund transfers
       receivable (payable)                10          10           20           49         1       (90)        --           --
    Participant loans                      --          --           --           --        --        --    709,992      709,992
                                   ----------  ----------  -----------  -----------  --------  --------  ---------  -----------
                                    1,907,517   1,990,096    3,700,947   10,034,039   127,676    37,530    709,992   18,507,797
Liabilities:
    Excess contributions
      refundable to employees           4,222          --           --       88,568        --        --         --       92,790
    Trust fees payable                  3,633       2,573        2,000        6,000        25        --         --       14,231
    Stock purchase payable                 --          --           --      280,691        --        --         --      280,691
                                   ----------  ----------  -----------  -----------  --------  --------  ---------  -----------

Net assets available for benefits  $1,899,662  $1,987,523  $ 3,698,947  $ 9,658,780  $127,651  $ 37,530  $ 709,992  $18,120,085
                                   ==========  ==========  ===========  ===========  ========  ========  =========  ===========


* These investments represent five percent or more of total net assets available for benefits.

NOTE 8 - (PAGE 2 OF 4)

                     NOBLE DRILLING CORPORATION THRIFT PLAN

            STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS - BY FUND

                               DECEMBER 31, 1995

                                                                                                  Nonparticipant
                                                          Participant directed                       directed
                                              -----------------------------------------------   ------------------
                                                                                                            General
                                                Fund A      Fund B     Fund I       Fund ND      Fund N      Fund         Total
                                              ----------  ----------  ----------  -----------   --------  -----------   ----------
Assets:
    Cash                                      $       --  $       98  $       --  $    (5,606)  $     14  $     5,608   $      114
    Investments, at fair value:
       Short-term investments                     63,464     173,388  $   36,029       39,300      8,499      213,334      534,014
       Noble Drilling Corporation
         common stock*                                --      21,816          --    3,495,051         --           --    3,516,867
       Noble Affiliates, Inc. common stock            --      32,026          --           --     75,106           --      107,132
       Other corporate stocks                         --     874,469          --           --         --           --      874,469
       United States government securities*    1,417,245          --          --           --         --           --    1,417,245
    Investment contract, at contract value*           --          --   1,325,142           --         --           --    1,325,142
    Securities receivable                             --          --     268,000           --         --           --      268,000
    Contributions receivable:
       Participants                               20,312      14,650      50,644       18,235         --           --      103,841
       Noble Drilling Corporation                     --          --          --       64,274         --           --       64,274
    Dividends and interest receivable             22,863       2,203          --          172         25           --       25,263
    Interfund transfers receivable (payable)         126          93         114          296          7         (636)          --
                                              ----------  ----------  ----------  -----------   --------  -----------   ----------
                                               1,524,010   1,118,743   1,679,929    3,611,722     83,651      218,306    8,236,361
Liabilities:
    Excess contributions refundable
      to employees                                 8,873      12,381       6,285       32,176         --           --       59,715
    Trust fees payable                            11,500       7,938          --           --         --           --       19,438
                                              ----------  ----------  ----------  -----------   --------  -----------   ----------

Net assets available for benefits             $1,503,637  $1,098,424  $1,673,644  $ 3,579,546   $ 83,651  $   218,306   $8,157,208
                                              ==========  ==========  ==========  ===========   ========  ===========   ==========

* These investments represent five percent or more of total net assets available for benefits.

NOTE 8 - (PAGE 3 OF 4)

                     NOBLE DRILLING CORPORATION THRIFT PLAN

      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS - BY FUND

                               DECEMBER 31, 1996

                                                                                       Nonparticipant
                                                     Participant directed                 directed
                               --------------------------------------------------   ---------------------
                                                                                                 General
                                  Fund A       Fund B       Fund I      Fund ND       Fund N       Fund       Loans        Total
                               -----------  -----------  -----------  -----------   ---------   ---------   --------  ------------
Net investment income (loss):
    Interest dividends         $    90,765  $     5,589  $     5,033  $     1,035   $     252   $   2,320   $     --  $    104,994
    Dividends                           --        5,915           --           --         402          --         --         6,317
                               -----------  -----------  -----------  -----------   ---------   ---------   --------  ------------
                                    90,765       11,504        5,033        1,035         654       2,320         --       111,311
    Less - investment expenses     (20,880)     (13,642)     (11,126)     (21,342)        (49)         --         --       (67,039)
                               -----------  -----------  -----------  -----------   ---------   ---------   --------  ------------
Net investment income (loss)        69,885       (2,138)      (6,093)     (20,307)        605       2,320         --        44,272
Net gain (loss) on investments     (48,201)     278,079      114,671    4,529,763      45,116          --         --     4,919,428
Contributions:
    Participants                   270,191      262,110      568,796      287,202          --          --         --     1,388,299
    Employer                            --           --           --      339,709          --          --         --       339,709
    Other                               --       37,053        8,500           --          --          --         --        45,553
Rollover of prior plan             268,615      344,294    1,499,253    1,187,968          --          --    339,510     3,639,640
Participant loans, net             (76,302)     (61,067)     (95,700)    (191,599)        202          --    424,466            --
Withdrawals                        (84,598)     (22,594)     (81,058)    (225,774)         --          --         --      (414,024)
Interfund transfers, net           (11,281)      43,514       (5,886)     158,711      (1,962)   (183,096)        --            --
                               -----------  -----------  -----------  -----------   ---------   ---------   --------  ------------
Net increase (decrease) in net
  assets available for benefits    388,309      879,251    2,002,483    6,065,673      43,961    (180,776)   763,976     9,962,877
Net assets available for
  benefits, beginning of year    1,503,637    1,098,424    1,673,644    3,579,546      83,651     218,306         --     8,157,208
                               -----------  -----------  -----------  -----------   ---------   ---------   --------  ------------

Net assets available for
  benefits, end of year        $ 1,891,946  $ 1,977,675  $ 3,676,127  $ 9,645,219   $ 127,612   $  37,530   $763,976    18,120,085
                               ===========  ===========  ===========  ===========   =========   =========   ========    ==========

NOTE 8 - (PAGE 4 OF 4)

                     NOBLE DRILLING CORPORATION THRIFT PLAN

      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS - BY FUND

                               DECEMBER 31, 1995

                                                                                                  Nonparticipant
                                                        Participant directed                         directed
                                       -----------------------------------------------------   -------------------
                                                                                                           General
                                          Fund A        Fund B        Fund I       Fund ND      Fund N      Fund       Total
                                       -----------   -----------   -----------   -----------   --------   --------  -----------
Net investment income (loss):
    Interest dividends                 $    77,239   $     2,286   $     4,726   $     1,198   $    281   $  6,644  $    92,374
    Dividends                                   --        17,970            --            --        492         --       18,462
                                       -----------   -----------   -----------   -----------   --------   --------  -----------
                                            77,239        20,256         4,726         1,198        773      6,644      110,836
    Less - investment expenses             (30,000)      (21,690)           --            --         --         --      (51,690)
                                       -----------   -----------   -----------   -----------   --------   --------  -----------
Net investment income (loss)                47,239        (1,434)        4,726         1,198        773      6,644       59,146
Net gain on investments                    101,238       221,252        51,822     1,148,038     12,884         --    1,535,234
Contributions:
    Participants                           227,838       176,531       674,640       227,230         --         --    1,306,239
    Employer                                    --            --            --       668,394         --         --      668,394
Withdrawals                               (148,182)     (281,859)     (136,931)     (274,600)   (18,316)        --     (859,888)
Interfund transfers, net                   (56,611)        1,905        80,125       (27,992)    (9,491)    12,064           --
                                       -----------   -----------   -----------   -----------   --------   --------  -----------
Net increase (decrease) in net assets
  available for benefits                   171,522       116,395       674,382     1,742,268    (14,150)    18,708    2,709,125
Net assets available for benefits,
  beginning of year                      1,332,115       982,029       999,262     1,837,278     97,800    199,599    5,448,083
                                       -----------   -----------   -----------   -----------   --------   --------  -----------


Net assets available for benefits,
  end of year                          $ 1,503,637   $ 1,098,424   $ 1,673,644   $ 3,579,546   $ 83,650   $218,307  $ 8,157,208
                                       ===========   ===========   ===========   ===========   ========   ========  ===========

                                                                     SCHEDULE I


                     NOBLE DRILLING CORPORATION THRIFT PLAN


          ITEM 27(a) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1996


                                                    (c) Description
                                    --------------------------------------------
                                                                        Number                     (e) Current
  (a)     (b) Identity of issue        Asset type                       shares       (d) Cost         value
  ---  ------------------------     -----------------                 ----------   ------------   -----------

   *   ENB Pooled MM Fund           Money market fund                  1,355,375   $  1,355,375   $  1,355,375
                                                                                   ------------   ------------
       Goldman Sachs MM Fund        Money market fund                      1,646          1,646          1,646
                                                                                   ------------   ------------
   *   Noble Drilling Corporation   Common stock                         478,783      2,960,690      9,530,740
                                                                                   ------------   ------------
       Noble Affiliates, Inc.       Common stock                           2,515         40,470        120,398
                                                                                   ------------   ------------


                                              Interest   Maturity      Principal
                               Asset type      rate %      date         amount
                              -----------     --------   --------      ---------
 United States
  government securities:
   U.S. Government            Treasury Note     7.500     11/15/01   $   300,000        317,047        315,844
   U.S. Government            Treasury Note     7.250     08/15/04        60,000         62,817         63,167
   U.S. Government            Treasury Note     7.500     02/15/05        80,000         87,561         85,576
   U.S. Government            Treasury Note     6.875     08/31/00       530,000        545,983        541,925
                                                                                   ------------   ------------
        Total United States government securities                                     1,013,408      1,006,512
                                                                                   ------------   ------------
 Institutional Investor's
   GIC Fund                   Mutual fund                                             3,361,344      3,573,882
 Westcore Midco Growth        Mutual fund                                               390,000        402,291
 Sarofim Equity Fund          Equity fund                                               680,842        827,361
                                                                                   ------------   ------------

        Total assets held for investment purposes                                  $  9,803,775   $ 16,818,205
                                                                                   ============   ============


*  Indicates party-in-interest transaction.

                                                                    SCHEDULE II


                     NOBLE DRILLING CORPORATION THRIFT PLAN


           ITEM 27(b) - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS

                               DECEMBER 31, 1996



              (b)                          (d) Amount      (e) Amount of    (f) Unpaid
           Identity        (c) Original   of principal   interest received   balanced                     (h) Amount   (i) Amount
          and address         amount       received in     in reporting       at end    (g) Description  of principal  of interest
(a)       of obligor          of loan    reporting year        year           of year       of loan         overdue      overdue
---       -----------      ------------  --------------  -----------------  ----------  ---------------  ------------  ----------

*    E. L. Peterson         $    17,000    $     439         $    227       $   14,465  10.02%, issued    $   2,418    $   1,123
     5535 Galaxy Dr.                                                                    5/16/95, final
     Crestview, FL  32536                                                               payment due
                                                                                        12/21/99

*    Darrell J. Hammors          16,300        1,056              653           15,244  10.03%, issued        1,101          491
     22170 Ponchoville Rd.  -----------    ---------         --------       ----------  4/30/96, final    ---------    ---------
     Jennings, LA  70546                                                                payment due
                                                                                        5/01/01

             Total          $    33,300    $   1,495         $    880       $   29,709                    $   3,519    $   1,614
                            ===========    =========         ========       ==========                    =========    =========


*  Indicates party-in-interest transaction.

                                                                   SCHEDULE III


                     NOBLE DRILLING CORPORATION THRIFT PLAN

                ITEM 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996



                                                                                                      (h) Current value
                                                                                                         of asset on
    (a) Identity of       (b) Description     Number    Number   (c) Purchase  (d) Selling  (g) Cost of  transaction    (i) Net
     party involved           of asset      purchases  of sales      price        price      asset sold      date     gain (loss)
    ---------------       ---------------   ---------  --------  ------------  -----------  -----------  -----------  -----------

Exchange National Bank   ENB Pooled MM Fund    204        192     $ 3,259,734  $ 2,454,696  $ 2,454,696  $ 2,454,696   $     --

U.S. Treasury Note       6.50%, 9/30/96          2          1         653,284      650,000      653,294      650,000   $  (3,294)

U.S. Treasury Note       7.25%, 11/15/96         1          3         651,701      650,155      651,701      650,155      (1,546)

Institutional Investors  GIC Fund                1         --       1,500,000          --           --           --          --

-----------------------------------
As defined by Section 2520.103-6 of the Department of Labor Rules and Regulations governing reporting and disclosure under the Employee Retirement Income Security Act of 1974, as amended, the above are reportable transactions of the Noble Drilling Corporation Thrift Plan. Columns (e) and (f) have been omitted because they are not applicable.

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-8 (No. 33-3289), Form S-8 (No. 33-15269), Form S-8 (No. 33-18966), Form S-8 (No. 33-46724), Form
S-8 (No. 33-50270), Form S-8 (No. 33-50272), Form S-8 (No. 33-62394), Form S-8
(No. 33-57675), Form S-8 (No. 333-25857) and Form S-8 (No.
333-17407) of Noble Drilling Corporation of our report appearing in this Form 10-K/A (Amendment No. 1).



PRICE WATERHOUSE LLP

Houston, Texas
June 26, 1997